As filed with the Securities and Exchange Commission on February 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	36-3857664
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza, Suite 800

Chicago, Illinois 60606

(312) 279-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marguerite Nader

President and Chief Executive Officer

Two North Riverside Plaza, Suite 800

Chicago, Illinois 60606

(312) 279-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry P. Medvinsky, Esq.

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

(212) 468-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES REPRESENTING PREFERRED STOCK, WARRANTS, RIGHTS, PURCHASE CONTRACTS AND UNITS OF ANY OR ALL OF THE ABOVE

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of common stock, par value $0.01 per share;

•	shares of preferred stock, par value $0.01 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts;

•	warrants to purchase shares of common stock, preferred stock or depositary shares;

•	rights to purchase shares of common stock, preferred stock, depository shares or other offered securities;

•	purchase contracts to purchase shares of common stock, preferred stock, depository shares or other offered securities; or

•	units consisting of combinations of any of the foregoing, each on terms to be determined at the time of sale.

We refer to the common stock, preferred stock, depositary shares, warrants, rights, purchase contracts and units collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such applicable prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents, dealers or underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 50 for more information on this topic. No securities may be sold without delivery of an applicable prospectus supplement describing the method and terms of the offering of those securities. This prospectus may also be used to cover the resale of securities by one or more selling security holders, or the selling security holders. To the extent that any selling security holder resells any securities, the selling security holder may be required to provide you with this prospectus and an applicable prospectus supplement identifying and containing specific information about the selling security holder and the terms of the securities being offered.

Our common stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “ELS.” On the NYSE on February 26, 2024, the last reported sale price of our common stock was $65.92 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3, “Incorporation of Certain Documents by Reference” beginning on page 57, and “Where You Can Find More Information” beginning on page 56 of this prospectus and the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which has been filed with the SEC and which is incorporated by reference herein, as such risk factors may be modified or supplemented by subsequently filed Annual Reports on 10-K and Quarterly Reports on Form 10-Q, which will be deemed to be incorporated by reference herein, in addition to the other information contained in this prospectus, in any applicable prospectus supplement or free writing prospectus, or incorporated or deemed to be incorporated by reference herein, before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or other securities commission has approved or disapproved of these securities or determined if prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2024

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus required to be filed with the SEC. We have not authorized any other person to provide you with different or additional information. If any other person provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should assume that the information in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates that are specified in those documents. Our business, financial condition, cash flows, liquidity, results of operations, funds from operations and prospects may have changed since any such dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known season issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) in accordance with General Instruction I.D. of Form S-3, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, we or selling security holders may, from time to time, sell the offered securities described in this prospectus in any combination in one or more offerings. This prospectus provides you with a general description of the securities we or any selling security holder may offer. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Each time we or any selling security holder sells securities, we or the selling security holder will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The applicable prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

INFORMATION ABOUT EQUITY LIFESTYLE PROPERTIES, INC.

Equity LifeStyle Properties, Inc. (“ELS”), a Maryland corporation, together with MHC Operating Limited Partnership (the “Operating Partnership”) and its other consolidated subsidiaries (the “Subsidiaries”), are referred to herein as “we,” “us,” “our,” and “our company.” We are a fully integrated owner of lifestyle-oriented properties (“Properties”) consisting of property operations and home sales and rental operations primarily within manufactured home and recreational vehicle (“RV”) communities and marinas. We were formed in December 1992 to continue the property operations, business objectives and acquisition strategies of an entity that had owned and operated Properties since 1969. Commencing with our taxable year ended December 31, 1993, we have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

We have a unique business model where we own the land which we lease to customers who own manufactured homes and cottages, RVs and/or boats either on a long-term or short-term basis. Our customers may lease individual developed areas (“Sites”) or enter into right-to-use contracts, also known as membership subscriptions, which provide them access to specific Properties for limited stays. Compared to other types of real estate companies, our business model is characterized by low maintenance costs and low customer turnover costs. Our portfolio is geographically diversified across highly desirable locations near retirement and vacation destinations and urban areas across the United States. We have more than 110 Properties with lake, river or ocean frontage and more than 120 Properties within 10 miles of the coastal United States. Our Properties generally attract retirees, vacationing families, second homeowners and first-time homebuyers by providing a community experience and a lower-cost home ownership alternative.

We are one of the nation’s largest real estate networks with a portfolio of 451 Properties (including joint venture Properties) consisting of 172,465 Sites located throughout 35 states in the United States and British Columbia in Canada as of December 31, 2023.

Our Properties are generally designed and improved for housing options of various sizes and layouts that are produced off-site by third-party manufacturers, installed and set on designated Sites within the Properties. Manufactured homes and cottages can range from approximately 400 to over 2,000 square feet. Properties may also have Sites that can accommodate RVs of varying sizes. We also have marinas that offer boat slip and dry storage rentals. In addition to centralized entrances, internal road systems and designated Sites, our Properties generally provide a clubhouse for social activities and recreation and other amenities, which can include swimming pools, shuffleboard courts, tennis courts, pickleball courts, golf courses, lawn bowling, restaurants, laundry facilities, cable television and internet service. Some Properties provide utilities, including water and sewer service, through municipal or regulated utilities, while others provide these services to customers from on-site facilities.

Our Properties are primarily owned by our Operating Partnership and managed internally by affiliates of our Operating Partnership. We are the general partner of the Operating Partnership. The financial results of the Operating Partnership and Subsidiaries are included in our consolidated financial statements. In addition, since certain activities, if performed by us, may not be qualifying REIT activities under the Internal Revenue Code of 1986, as amended (the “Code”), we have formed taxable REIT subsidiaries to engage in such activities.

Our operating strategy is to own and operate the highest quality Properties in sought-after locations near retirement and vacation destinations and urban areas across the United States. Through management of desirable Properties that provide an exceptional customer experience, we create communities valued by residents and guests while delivering value for stockholders.

We focus on Properties that have strong cash flows and plan to hold such Properties for long-term investment and capital appreciation. In determining cash flow potential, we evaluate our ability to attract high quality customers to our Properties and to retain customers who take pride in the Property and in their homes. Our operating, investment and financing initiatives include:

•	Consistently providing high levels of services and amenities in attractive surroundings to foster a strong sense of community and pride of home ownership;

•	Efficiently managing the Properties to add value, grow occupancy, maintain competitive market rents and control expenses;

•	Incorporating environmental, social and governance considerations into our business and ensuring sustainability is embedded in our business operations;

•	Achieving growth and increasing property values through strategic expansion and, where appropriate, renovation of the Properties;

•	Utilizing technology to evaluate potential acquisitions, identify and track competing properties, attract new customers and monitor existing and prospective customer satisfaction;

•

Selectively acquiring properties that offer opportunities for us to add value and enhance or create property concentrations in and around retirement or vacation destinations and urban areas to capitalize on operating synergies;

•	Selectively acquiring parcels of land adjacent to our Properties that offer opportunities for us to expand our existing communities with additional Sites;

•	Selecting joint venture partners that share business objectives, growth initiatives and risk profiles similar to ours;

•

Managing our capital structure in order to maintain financial flexibility, minimize exposure to interest rate fluctuations and maintain an appropriate degree of leverage to maximize return on capital; and

•	Developing and maintaining relationships with various capital providers.

These initiatives and their implementation were determined by our management team and ratified by our Board of Directors and may be subject to change or amendment at any time.

Our principal executive offices are located at Two North Riverside Plaza, Suite 800, Chicago, Illinois, 60606 and our telephone number is (312) 279-1400. We maintain a website at www.equitylifestyleproperties.com. Our reference to our website is intended to be an inactive textual reference only. Information contained on our website is not, and should not be interpreted to be, part of, or incorporated by reference into, this prospectus.

For additional information regarding our business, we refer you to the information in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider, among other matters, the risks described in the section “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which has been filed with the SEC and which is incorporated by reference herein, as such risk factors may be modified or supplemented by subsequently filed Annual Reports on 10-K and Quarterly Reports on Form 10-Q, which will be deemed to be incorporated by reference herein, in addition to the other information contained in this prospectus, in an applicable prospectus supplement or free writing prospectus, or incorporated or deemed to be incorporated by reference herein, before making a decision to invest in our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business. If any of the risks described are realized, our business, financial condition, cash flows, liquidity, results of operations, ability to make distributions to our stockholders, funds from operations and prospects could be materially and adversely affected and you could lose all or part of your investment. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the risk factors discussed in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and the cautionary statements referred to in “Cautionary Note Regarding Forward-Looking Statements” beginning on page 3 of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus and the documents that are incorporated by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, the expected effect of our acquisitions and the use of proceeds from this offering. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•

our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of Sites by customers and our success in acquiring new customers at our Properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to attract and retain customers entering, renewing and upgrading membership subscriptions;

•	our assumptions about rental and home sales markets;

•	our ability to manage counterparty risk;

•	our ability to renew our insurance policies at existing rates and on consistent terms;

•	home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•

results from home sales and occupancy will continue to be impacted by local economic conditions, including an adequate supply of homes at reasonable costs, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single-family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	the effect of potential damage from natural disasters, including hurricanes and other weather-related events, which could result in substantial costs to our business;

•	our ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of inflation and interest rates;

•	the effect from any breach of our, or any of our vendors’, data management systems;

•	the dilutive effects of issuing additional securities;

•	the potential impact of, and our ability to remediate, material weaknesses in our internal control over financial reporting;

•	the outcome of pending or future lawsuits or actions brought by or against us, including those disclosed in our filings with the SEC; and

•	other risks indicated from time to time in our filings with the SEC.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the SEC, including the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequently filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are also incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to contribute the net proceeds from the sale of the securities offered hereby to our Operating Partnership, which would use such net proceeds for general corporate purposes, which may include repayment of existing indebtedness, acquisitions of properties (including through the acquisition of individual properties, portfolios and companies), development, renovation, expansion and improvement of our existing Properties, working capital, and other capital expenditures. Pending application of the net proceeds, we may invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes. Further details relating to the use of the net proceeds from the sale of a specific series or class of securities will be set forth in the applicable prospectus supplement.

If a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

DESCRIPTION OF COMMON STOCK

The following description of the terms of our common stock is only a summary. This description is subject to, and qualified in its entirety by reference to, our Articles of Amendment and Restatement, as amended and supplemented (our “charter”), and our Fourth Amended and Restated Bylaws, as amended (our “bylaws”), each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the Maryland General Corporation Law (“MGCL”).

General

Our charter provides that we may issue up to 600,000,000 shares of common stock, $0.01 par value per share. Subject to the provisions of our charter regarding excess stock (as described below), each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise provided by law or except as provided with respect to any other class or series of stock, the holders of this stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election and the holders of the remaining shares, if any, will not be able to elect any directors. Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on the election. On December 31, 2023, there were 186,426,281 shares of common stock outstanding. Under Maryland law, our stockholders are generally not personally liable for any debt or obligation of our company solely as a result of their status as stockholders of our company.

All shares of common stock offered hereby have been duly authorized and will be fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock that may be outstanding from time to time and to the provisions of our charter regarding excess stock, holders of shares of our common stock are entitled to receive distributions on their stock if, as and when authorized by our Board of Directors and declared by us out of assets legally available therefor. The holders of shares of our common stock are also entitled to share ratably in our assets legally available for distribution to our common stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all our known debts and liabilities.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding excess stock, shares of common stock will have equal dividend, distribution, liquidation and other rights, and have no preference, exchange or appraisal rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any class or series of preferred stock that we may designate and issue in the future. See “Description of Preferred Stock” below.

Restrictions on Ownership

Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. Our charter contains a stock ownership limit which prohibits any person from acquiring or holding, directly or indirectly, applying attribution rules under the Code, shares of stock in excess of 5.0% of the total number of shares or value of our outstanding stock, subject to certain adjustments, whichever is more restrictive. Our charter further prohibits (a) any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the shares are owned during the last half of a taxable year), and (b) any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (as determined without reference to the rules of attribution). Unless exempted prospectively or retroactively by our Board of Directors, with certain exceptions, no person may own more than 5.0% of the aggregate number or value of the outstanding shares of our stock. However, our Board of Directors may not grant and has not granted such an exemption to any person whose ownership, direct or indirect, of in excess of 5.0% of the number or value of the outstanding shares of our stock (whichever is more restrictive) would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in us failing to qualify as a REIT.

Our Board of Directors may require the person seeking an exemption to represent to the satisfaction of our Board of Directors that the exemption will not result in us failing to qualify as a REIT. Our Board of Directors may also require the person to agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the trust (as defined below). Our Board of Directors may require a ruling from the Internal Revenue Service (the “IRS”), or an opinion of counsel, in either case in form and substance satisfactory to our Board of Directors in its sole discretion, to determine or ensure our qualification as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust in the manner described below, will be required to give written notice immediately to us or, in the case of a proposed or attempted transfer, to give at least 15 days prior written notice to us, and to provide us with such other information as we may request in order to determine the effect of such transfer on us.

If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be treated as excess stock and automatically transferred to a trust for the exclusive benefit of one or more beneficiaries, designated by the person so long as (a) the shares of excess stock held in the trust would not be excess stock in the hands of such designated beneficiary and (b) the prohibited owner does not receive a price for designating the beneficiary that reflects a price per share for such excess stock that exceeds (x) the price per share the prohibited owner paid for the shares of stock in the purported transfer that resulted in the stock being treated as excess stock, or (y) if the prohibited owner did not give value for such excess stock (through a gift, devise or other transaction), a price per share equal to the market price (as the term is defined in our charter) for the shares of the excess stock on the date of the purported transfer that resulted in the excess stock. The prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer. Shares of excess stock held in the trust shall be issued and outstanding shares of our stock. The prohibited owner shall not benefit economically from ownership of any shares of stock held in the trust, shall have no rights to distributions (except upon liquidation) and shall not possess any rights to vote or other rights attributable to the shares of excess stock held in the trust. Subject to the foregoing limitations, the excess stock may be retransferred by the prohibited owner to any person (if the excess stock would not be considered excess stock in the hands of the person) at a price not to exceed the price paid by the prohibited owner or, if the prohibited owner did not give value for the excess stock (e.g., a transfer by gift or devise), the fair market value (as described below) at the time of the proposed transfer that resulted in the excess stock, at which point the excess stock will automatically be exchanged for the stock to which the excess stock is attributable. In addition, the excess stock held in trust is subject to purchase by us at a purchase price equal to the lesser of the price paid per share in the transaction that caused such stock to be excess stock (or, in the case of a devise or gift, the fair market value at the time of such devise or gift) and the fair market value of the excess stock on the date we exercise our right to purchase. Fair market value shall be the last reported sales price of the stock on the NYSE on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price of the stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the stock may be traded, or if not then traded over any exchange or quotation system, then the fair market value of such stock on the relevant date as determined in good faith by our Board of Directors. Our right to purchase shall be effective for a period of 90 days after the later of the date of the purported transfer which resulted in the excess stock and the date our Board of Directors determines in good faith that such a transfer has occurred. From and after the intended transfer to the prohibited owner of the excess stock, the prohibited owner shall cease to be entitled to distributions (except upon liquidation), voting rights and other benefits with respect to the stock except the right to payment of the purchase price for the stock limited as described above or the retransfer of stock as provided above. Any dividend or distribution paid to a prohibited owner on excess stock prior to the discovery by us that the stock has been transferred in violation of the provisions of our charter shall be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void or invalid by any court of competent jurisdiction, then the prohibited owner of any excess stock may be deemed, at our option, to have acted as an agent on behalf of us in acquiring such excess stock and to hold the excess stock on behalf of us.

All certificates representing shares of our common stock and our preferred stock will bear a legend referring to the restrictions described above.

Every beneficial owner of more than 5.0% (or such other percentage as required by the Code and the related regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”)) of all classes or series of our stock, including shares of our common stock, shall be required, upon demand, to give written notice to us stating the name and address of such record holder, the number of shares of each class and series of our stock which the record holder beneficially owns and a description of the manner in which such shares are held. Each such record holder shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT. In addition, each beneficial owner shall upon demand be required to provide to us such information as we may reasonably request in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common stock prior to the date a registration statement for such stock becomes effective. A record holder who fails to supply the required information will be required to file a supplemental statement with the IRS along with such holder’s U.S. federal income tax returns.

These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of our preferred stock is only a summary. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. These descriptions and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to our charter and our bylaws, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, the MGCL, and the form of articles supplementary relating to the applicable series of preferred stock.

General

Our charter provides that we may issue up to 10,000,000 shares of preferred stock, $0.01 par value per share. As of December 31, 2023, we had no shares of preferred stock outstanding. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and any applicable articles supplementary to the charter designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although our Board of Directors does not have this intention at this present time, it could establish a series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred stock will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

Terms

Subject to the limitations prescribed by our charter, our Board of Directors is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued share of any series of preferred stock previously authorized by our Board of Directors. Prior to issuance of shares of each class or series of preferred stock, our Board of Directors is required by the MGCL and our charter to fix the number of shares to be included in the class or series, subject to the provisions of our charter regarding excess stock, and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Using this authority, our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or for other reasons be desired by them.

Reference is made to the applicable prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

•	The title and stated value of the preferred stock;

•	The number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

•	The dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

•	The date from which dividends on the preferred stock shall accumulate, if applicable;

•	The procedures for any auction and remarketing, if any, for the preferred stock;

•	The provision for a sinking fund, if any, for the preferred stock;

•	The provision for redemption, if applicable, of the preferred stock;

•	Any listing of the preferred stock on any securities exchange;

•	The terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

•	The relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the qualification of our company as a REIT;

•	Whether interests in such series of preferred stock will be represented by depositary shares;

•

Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•	A discussion of U.S. federal income tax considerations applicable to the preferred stock; and

•	Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank:

(a)	senior to all classes or series of common stock and to all equity securities issued by us the terms of which provide that the equity securities shall rank junior to the preferred stock;

(b)	on a parity with all equity securities issued by us other than those referred to in clauses (a) and (c); and

(c)	junior to all equity securities issued by us which the terms of the preferred stock provide will rank senior to it. The term “equity securities” does not include convertible debt securities.

Dividends

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will have the rights with respect to payment of dividends set forth below.

Holders of the preferred stock of each series will be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of our assets legally available for payment, cash dividends in the amounts and on the dates as will be set forth in, or pursuant to and declared by us, the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our share transfer books on the record dates as shall be fixed by our Board of Directors.

Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to authorize a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of this series of preferred stock will have no right to receive a dividend in respect of the related dividend period and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on this series of preferred stock are declared payable on any future dividend payment date.

If preferred stock of any series is outstanding, no full dividends will be declared or paid or set apart for payment on any of our capital stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of this series for any period unless:

•

if this series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment for all past dividend periods; or

•

if this series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment on the preferred stock of this series.

When dividends are not paid in full or a sum sufficient for the full payment is not so set apart upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of this series, all dividends declared upon the preferred stock of this series and any other series of preferred stock ranking on a parity as to dividends with the preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of this series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of this series and the other series of preferred stock which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock, does not have a cumulative dividend, bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of this series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation, shall be declared or paid or set apart for payment or other distribution shall be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of this series as to dividends or upon liquidation, nor shall any shares of common stock, or any other of our capital stock ranking junior to or on a parity with the preferred stock of this series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration or any moneys be paid to or made available for a sinking fund for the redemption of any of the shares by us except:

•	by conversion into or exchange for other of our capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation; or

•	redemptions for the purpose of preserving our qualification as a REIT.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon which shall not, if the preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of the preferred stock may provide that, if no capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock shall automatically and mandatorily be converted into the applicable capital stock of our company pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any series of preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of preferred stock shall be redeemed unless all outstanding preferred stock of this series is simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred stock of this series to preserve our REIT qualification or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of this series. In addition, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire, directly or indirectly, any shares of preferred stock of this series except by conversion into or exchange for our capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred stock of this series to preserve our REIT qualification or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of this series.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by us and the shares may be redeemed pro rata from the holders of record of the shares in proportion to the number of the shares held or for which redemption is requested by the holder, with adjustments to avoid redemption of fractional shares, or by lot in a manner determined by us.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to the shares shall terminate.

If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accumulate on the preferred stock, and all rights of the holders of the preferred stock will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock of this series in the distribution of assets upon any liquidation, dissolution or winding up of our company, the holders of the preferred stock shall be entitled to receive out of our assets of our company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share that is set forth in the applicable prospectus supplement, plus an amount equal to all dividends accumulated and unpaid thereon, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no rights or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock of this series and the corresponding amounts payable on all shares of other classes or series of capital stock of our company ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of capital stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Our consolidation or merger with or into any other entity, or the merger of another entity with or into our company, or a statutory share exchange by us, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our company.

Voting Rights

Holders of the preferred stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

Whenever dividends on any series of preferred stock shall be in arrears for six or more quarterly periods, the holders of the preferred stock, voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors of our company at a special meeting called upon written request of the holders of record of at least ten percent of any series of preferred stock so in arrears, unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, or at the next annual meeting of stockholders, and at each subsequent annual meeting until (a) if this series of preferred stock has a cumulative dividend, all dividends accumulated on these shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment or (b) if this series of preferred stock does not have a cumulative dividend, four quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. In these cases, our entire Board of Directors will be automatically increased by two directors.

Unless provided otherwise for any series of preferred stock, so long as any shares of the preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of this series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting with this series voting separately as a class:

(a)

authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our company, or reclassify any of our authorized capital stock into such senior series of preferred stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of such senior series of preferred stock; or

(b)

amend, alter or repeal the provisions of the charter including the articles supplementary for this series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of this series of preferred stock; provided, however, with respect to the occurrence of any of the events set forth in (b) above, so long as this series of preferred stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an event we may not be the surviving entity, the occurrence of any similar event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of this series of preferred stock; and provided, further, that (x) any increase in the number of authorized shares of preferred stock or the creation or issuance of any other series of preferred stock, or (y) any increase in the number of authorized shares of this series of preferred stock or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of this series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our company, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote or consent would otherwise be required shall be effected, all outstanding shares of this series of preferred stock shall have been converted, redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of our preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

Stockholder Liability

Maryland law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligations.

Restrictions on Ownership

To qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year. An individual for these purposes is defined by the U.S. federal income tax laws pertaining to REITs, which are very complex. Therefore, the articles supplementary for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

Registrar and Transfer Agent

The transfer agent and registrar for any series of preferred stock will be set forth in the related prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the terms of the depositary shares is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of any deposit agreement we may enter into, our charter and the form of articles supplementary for the applicable series of preferred stock.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in an applicable prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares (“depositary receipts”). Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

General Description of Depositary Shares

Dividends

A depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by such depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by our company for the applicable series of preferred stock. Such depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, such depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with our company) that it is not feasible to make such distribution, in which case the depositary may (with the approval of our company) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, such depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. Such depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, such depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. Such depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. Such depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of such depositary, upon payment of any unpaid amount due such depositary, and subject to the terms of such deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, such depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing such depositary shares and any provision of such deposit agreement may at any time and from time to time be amended by agreement between our company and such depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of such deposit agreement, of any owner of any depositary shares to surrender such depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

Such deposit agreement will be permitted to be terminated by our company upon not less than 30 days prior written notice to the applicable depositary if (a) such termination is necessary to preserve our qualification as a REIT or (b) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if such deposit agreement is terminated to preserve our qualification as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, such deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of such depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, such depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous

Such depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to such depositary and which we are required to furnish to the holders of the preferred stock. In addition, such depositary will make available for inspection by holders of depositary receipts at the principal office of such depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock.

Neither such depositary nor we assume any obligation or will be subject to any liability under such deposit agreement to holders of the depositary receipts other than for its gross negligence, willful misconduct or bad faith. Neither such depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and such depositary under such deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and such depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event such depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and our company, on the other hand, such depositary shall be entitled to act on such claims, requests or instructions received from our company.

Resignation and Removal of Depositary

Such depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove such depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

U.S. Federal Income Tax Consequences

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. In addition, (a) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock to an exchange owner of depositary shares, (b) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefore, and (c) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement.

We may issue warrants for the purchase of common stock, preferred stock or depositary shares and may issue warrants independently or together with common stock, preferred stock, depositary shares or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. There are currently no warrants outstanding.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the provision for the redemption or call of such warrants, if applicable;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock or preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, depositary shares or other offered securities independently or together with any other offered securities. Any rights that we may issue may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. There are currently no rights outstanding.

The applicable prospectus supplement or other offering material will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following to the extent applicable:

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of common stock, preferred stock, depositary shares or other offered security upon the exercise of the rights;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the rights or the exercise price of the rights;

•	the number and terms of the shares of common stock, preferred stock, depositary shares or other offered securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement or other offering material of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, equity securities issued by us, or securities of third parties or any combination of such securities at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the applicable prospectus supplement relating to the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, shares of preferred stock, depositary shares, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units will be issued, which will be described in more detail in the applicable prospectus supplement.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws contains the material terms of our charter and our bylaws and is subject to, and qualified in its entirety by, reference to Maryland law and to our charter and our bylaws.

Classification of Board of Directors

Our bylaws provide that the number of directors may be established, increased or decreased by our Board of Directors but may not be fewer than the minimum number required by the MGCL (which currently is one) nor more than 15. However, our charter provides that, if there is stock outstanding and so long as there are three or more stockholders, the number of directors may not be less than three. All directors are elected to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualify. Any vacancy on our board may be filled by a majority of the remaining directors, even if such a majority constitutes less than a quorum, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of our entire Board of Directors. Our stockholders may elect a successor to fill a vacancy on our board which results from the removal of a director.

Removal of Directors

Our charter provides that a director may be removed only for cause and only by the affirmative vote of two-thirds of all the votes entitled to be cast for the election of our directors. This provision, when coupled with the provision in our bylaws authorizing our Board of Directors to fill vacant directorships, will preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees except upon a substantial affirmative vote and for cause.

Limitation of Liability and Indemnification

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services, or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, advance reasonable expenses to each person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of our company, or is or was serving, at our request, as a director, officer, agent, partner, employee or trustee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether conducted for profit or not..

The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation, and (b) a written undertaking by or on behalf of the director or officer to repay the amounts advanced by the corporation if it shall ultimately be determined that the standard of conduct was not met. Our bylaws also permit us to provide indemnification and advance of expenses to any employee or agent of our company. Finally, the MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law and advance to such persons all reasonable related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all reasonable expenses incurred by such persons seeking to enforce their rights under the indemnification agreements and may cover our directors and executive officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to our directors and executive officers and such other persons that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our Board of Directors or the stockholders to eliminate the rights it provides.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Maryland Business Combination Act

The MGCL establishes special requirements for “business combinations” between a Maryland corporation and “interested stockholders” or affiliates of interested stockholders unless exemptions are applicable. An interested stockholder is any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our then-outstanding voting stock or any person who is our affiliate or associate and was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock at any time within the two-year period immediately prior to the date in question. Among other things, the law prohibits for a period of five years a business combination between us and an interested stockholder unless our Board of Directors approved the transaction prior to the party becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder. The law also requires a supermajority stockholder vote for these transactions after the end of the five-year period. This means that the transaction must be approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock; and

•

Two-thirds of the votes entitled to be cast by holders of outstanding voting stock other than stock held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected.

Our Board of Directors has adopted a resolution exempting from the provisions of the MGCL any business combination with certain holders of operating partnership units who received them at the time of our initial public offering, the General Motors Hourly Rate Employees Pension Trust and the General Motors Salaried Employees Pension Trust, and our officers who acquired common stock at the time we were formed and each and every affiliate of theirs. However, such resolution can be altered or repealed, in whole or in part, at any time by our Board of Directors. This permits our Board of Directors to determine whether alteration or repeal is in the best interests of our company and its stockholders without the delay inherent in taking such a determination to a stockholder vote. If such resolution is repealed or the business combination is with any other person, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating these offers, even if our acquisition would be in our stockholders’ best interests.

Maryland Control Share Acquisition Act

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-tenth or more, but less than one-third; (b) one-third or more, but less than a majority; or (c) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws of the corporation.

Article II Section 10 of our bylaws contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. We cannot assure you that such provision will not be repealed or amended at any time in the future. If such provision is repealed, the control share acquisition statute could have the effect of discouraging offers to acquire us and increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

However, through a provision in our charter unrelated to Subtitle 8, we already require a two-thirds vote for the removal of any director from the board.

Anti-Takeover Effect of Certain Provisions of Maryland Law

The business combination provisions and the control share acquisition provisions of the MGCL and Subtitle 8 of Title 3 of the MGCL could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interests.

Amendment to the Charter and the Bylaws

Our charter, including its provisions on removal of directors, may be amended only if approved by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter.

Our bylaws provide that stockholders, subject to the satisfaction of certain procedural requirements, can amend our bylaws by the affirmative vote of the holders of a majority of our outstanding shares of common stock pursuant to a binding proposal submitted for approval at a duly called annual meeting or special meeting of stockholders by one or more stockholders. A stockholder proposal submitted under this provision of our bylaws may not alter or repeal Article XIV of the bylaws, which addresses procedures for amendment of the bylaws, without the approval of our Board of Directors.

Dissolution

Under the MGCL, our dissolution must be approved by our stockholders by the affirmative vote of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our Board of Directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our Board of Directors, (c) by a stockholder who was a stockholder of record at the time of giving of advance notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws. Under such advance notice procedures, a stockholder must give timely written notice to our secretary of its intention to present a matter before an annual meeting of stockholders. Our bylaws also include a provision which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to the lesser of two or 25% of the board of directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the bylaws.

Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our Board of Directors may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our Board of Directors, or (c) provided that our Board of Directors has determined that directors shall be elected at the meeting, by any stockholder who was a stockholder of record at the time of giving of advance notice, who is entitled to vote at the meeting and who has complied with the applicable notice procedures set forth in our bylaws.

THE OPERATING PARTNERSHIP AGREEMENT

The following is a summary of material provisions in the Second Amended and Restated MHC Operating Limited Partnership Agreement of Limited Partnership (the “Partnership Agreement”). For more detail, you should refer to the Partnership Agreement itself, a copy of which is filed with the SEC.

General

MHC Operating Limited Partnership (the “Operating Partnership”), was formed in November 1992 to acquire and own our assets. We are considered to be an umbrella partnership REIT (an “UPREIT”), in which substantially all of our assets are owned directly or indirectly in a limited partnership, the Operating Partnership, of which we are the general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, our proportionate share of the assets and income of our Operating Partnership will be deemed to be our assets and income.

Under our Partnership Agreement, our Operating Partnership is structured to make distributions with respect to operating partnership units that are equivalent to the distributions made to our common stockholders. Our Operating Partnership is structured to permit limited partners in our Operating Partnership to exchange their operating partnership units for shares of our common stock on a one-for-one basis (in a taxable transaction) and achieve liquidity for their investment. At our discretion, in lieu of issuing common shares we may elect to pay the limited partner cash for their operating partnership units.

We are the sole general partner of the Operating Partnership. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership and shall have the right and power to make all decisions and take any and every action with respect to the property, the business and the affairs of the Operating Partnership and shall have all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Operating Partnership. All such decisions or actions made or taken by the general partner pursuant to the Partnership Agreement shall be binding upon all of the partners and the Operating Partnership.

Although currently all of our assets are held through the UPREIT structure, we may in the future elect for various reasons to hold certain of our assets directly rather than through our Operating Partnership. In the event we elect to hold assets directly, the income of our Operating Partnership will be allocated as between us and limited partners so as to take into account the performance of such assets.

Capital Contributions

We intend to transfer substantially all of the net proceeds from the sale of the securities offered hereby to our Operating Partnership as a capital contribution in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from third parties and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

The Partnership Agreement of the Operating Partnership provides that the Operating Partnership is to be operated in a manner that will enable us to satisfy the requirements for classification as a REIT for U.S. federal income tax purposes.

The Partnership Agreement provides that the Operating Partnership will distribute cash flow from operations to or for the benefit of the partners of the Operating Partnership of record as of the applicable Record Date (as defined in the Partnership Agreement) not less frequently than annually, and as follows: first to those partners holding Preference Units (as defined in the Partnership Agreement) to the extent of the respective priorities (if any) established by the applicable Preference Unit Term Sheets and Other Securities Term Sheets (both as defined in the Partnership Agreement); and then the balance pro rata among the partners holding operating partnership units and the partners holding Preference Units which, based on the provisions of the applicable Preference Unit Term Sheets and Other Securities Term Sheets, entitle the partners to participate in the distributions on a pari passu basis with the holders of operating partnership units, or the Residual Operating Cash Flow Preference Units, to each partner based on the quotient (expressed as a percentage) arrived at by dividing (x) the sum of the operating partnership unit value of any Residual Operating Cash Flow Preference Units held by the partner and the number of operating partnership units held by that partner by (y) the sum of the operating partnership unit value of all Residual Operating Cash Flow Preference Units issued and outstanding at the time and the total number of operating partnership units issued and outstanding at the time. This is intended to have the effect that a holder of one unit of limited partnership interest in the Operating Partnership receives the same amount of annual cash flow distributions from the Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock.

Similarly, the Partnership Agreement of the Operating Partnership provides that taxable income is allocated to the partners of the Operating Partnership in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in the Operating Partnership will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

All costs and expenses incurred by us in connection with our activities as the general partner under the Partnership Agreement, all costs and expenses incurred by us in connection with our continued corporate existence, qualification as a REIT under the Code and otherwise, and all other liabilities incurred or suffered by us in connection with the pursuit of our business and affairs as contemplated under the Partnership Agreement, shall be paid by the Operating Partnership unless and to the extent that any such costs were paid by us in connection with the issuance of additional shares of stock of ours as contemplated in the Partnership Agreement. Notwithstanding anything to the contrary, this paragraph shall apply only to the extent that such costs, expenses or liabilities exceed any cash distributed to us by any wholly-owned subsidiary.

Redemption Rights

Subject to certain limitations and exceptions, in the event of a proposed repurchase or redemption for cash by us of (a) common shares, or (b) Other Securities (as defined in the Partnership Agreement) with respect to which we had previously been issued Preference Units, then, in such event, the Operating Partnership shall provide cash to us equal to the proposed repurchase or redemption price which cash shall be distributed to us and one operating partnership unit (or, in the case of redemption or repurchase by us of other securities contemplated by clause (c) above, one Preference Unit which had been issued with respect to the other securities) shall be cancelled with respect to each common share (or unit of Other Securities) so repurchased or redeemed. Furthermore, pursuant to our charter, these redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (i) result in any person owning shares in excess of our ownership limits, (ii) result in shares being owned by fewer than 100 persons or (iii) result in us being “closely held” within the meaning of Section 856(h) of the Code.

Transferability of Interests

In no event may we as general partner at any time assign, sell, transfer, pledge, hypothecate or otherwise dispose of all or any portion of our partnership interest, except by operation of law or as otherwise required or as permitted under certain circumstances set forth in the Partnership Agreement. The limited partners will not be able to transfer their interests in the Operating Partnership, in whole or in part, without our written consent as the general partner of the Operating Partnership except under certain circumstances, including but not limited to, by operation of law, testamentary disposition, gift or by sale, in each case or for the benefit of his parents(s), spouse or descendants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our stock. For purposes of this section, under the heading “Material U.S. Federal Income Tax Considerations,” references to “the Company” and “our” refer only to Equity LifeStyle Properties, Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has or will be sought from the IRS regarding any matter discussed in this summary, except as otherwise indicated. The summary is also based upon the assumption that the operation of our company, and of our subsidiaries and other lower-tier and affiliated entities, will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies (“RICs”);

•	trusts and estates;

•	holders who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	Non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our stock as capital assets, which generally means as property held for investment. This summary does not address any U.S. federal estate or gift tax consequences, the alternative minimum tax, the corporate alternative minimum tax, or any state, local, or non-U.S. tax consequences.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF HOLDING OUR STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR STOCK.

Taxation of the Company

We elected to be taxed as a REIT under the Code, commencing with our taxable year ended December 31, 1993. We believe that we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code, and we intend to continue to be organized and operate in such a manner. In addition, MHC Calco Trust, our subsidiary REIT, elected to be taxed as a REIT commencing with its taxable year ended December 31, 2012. MHC Calco Trust believes that it was organized and operated in a manner that allowed it to qualify for taxation as a REIT under the Code, and MHC Calco Trust intends to continue to be organized and operate in such a manner for so long as it is treated as a separate corporation for U.S. federal income tax purposes.

We hold a substantial amount of our assets in MHC Calco Trust. MHC Calco Trust is organized to qualify as a REIT for U.S. federal income tax purposes for so long as such it is treated as a separate corporation for U.S. federal income tax purposes. Accordingly, our continued qualification and taxation as a REIT depends on, in addition to our ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, MHC Calco Trust’s operating results, organizational structure and ability to meet, on a continuing basis through actual annual results of operations, the various qualification requirements imposed upon REITs by the Code (including satisfying both the 95% and 75% gross income tests on an annual basis and the REIT asset tests at the close of each calendar quarter, as described below). We have also held certain other subsidiaries in the past that previously elected to be taxed as REITs but are no longer treated as separate corporations for U.S. federal income tax purposes.

In the opinion of Clifford Chance US LLP, commencing with our taxable year ended December 31, 2019, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants made by us, regarding our organization, assets, present and future conduct of our business operations and other items requiring our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. In connection with certain transactions, we have received, and relied, on advice of counsel as to the impact of such transactions on our qualification as a REIT. Our qualification as a REIT requires analysis of various facts and circumstances that may not be entirely within our control, and we cannot provide any assurance that the IRS will agree with our analysis or the analysis of our tax counsel. In particular, the proper U.S. federal income tax treatment of right-to-use contracts is uncertain and there is no assurance that the IRS will agree with the Company’s treatment of such contracts. If the IRS were to disagree with our analysis or our tax counsel’s analysis regarding matters relevant to our REIT qualification, our ability to qualify as a REIT may be adversely impacted. While we believe that we have been organized and operated and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification. Clifford Chance US LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions or that a court will not sustain such a challenge.

Qualification and taxation as a REIT depends on our and MHC Calco Trust’s ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the results of which will not be reviewed by Clifford Chance US LLP. No assurance can be given that MHC Calco Trust’s actual result for any particular taxable year will satisfy these requirements. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our and MHC Calco Trust’s ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “—Requirements for Qualification—General.” While we intend to operate so that we and MHC Calco Trust qualify as a REIT for so long as MHC Calco Trust is treated as a separate corporation for U.S. federal income tax purposes, no assurance can be given that the IRS will not challenge our or MHC Calco Trust’s qualification as a REIT, that a court will not sustain such a challenge or that we or MHC Calco Trust will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we and MHC Calco Trust each qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

Non-corporate U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, ordinary dividends received by non-corporate U.S. stockholders (as defined below) from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 37% through taxable years ending in 2025 and 39.6% thereafter; however, individuals, trusts, and estates that own stock in REITs are generally permitted to deduct up to 20% of dividends received on such stock, subject to certain limitations, generally resulting in an effective maximum U.S. federal income tax rate of 29.6% on such dividends (through taxable years ending in 2025).

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “—Taxation of Taxable U.S. Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and

(b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% asset tests that does not exceed a statutory de minimis amount, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 21%) by the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during any calendar year at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year and (c) any undistributed taxable income from prior periods (the “required distribution”), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed (taking into account excess distributions from prior years), plus (ii) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us, our tenants and our taxable REIT subsidiaries (“TRSs”) (as described below), if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

If we acquire appreciated assets from a subchapter C corporation (generally a corporation that is not a REIT, a RIC or a subchapter S corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax at the highest corporate income tax rate then applicable on any gain from the disposition of such assets to the extent of the excess of the fair market value of the assets on the date they were acquired by us over the basis of such assets on such date if we dispose of any such assets during the 5-year period following our acquisition of the assets from the subchapter C corporation. The results described in this paragraph assume that the subchapter C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Gain from the sale of property which we acquire in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code is generally excluded from the application of this built-in-gains tax.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, each stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our stock.

•	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and non-U.S. income, property, excise and other taxes on assets and operations. As further described below, any TRS in which we own an interest will be subject to U.S. federal corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock, in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, such as our Operating Partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interest in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our and MHC Calco Trust’s proportionate share of the assets and items of income of partnerships in which it owns an equity interest, including the Operating Partnership, is treated as assets and items of income of it for purposes of applying the REIT requirements described below. Consequently, to the extent that we or MHC Calco Trust directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our or MHC Calco Trust’s ability to qualify as a REIT, even though we or it may have no control or only limited influence over the partnership.

The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the rules, effective for taxable years beginning in 2019, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and a partner’s allocable share thereof) is determined and taxes, interest and penalties attributable thereto are assessed and collected, at the partnership level. Unless the partnership makes an election permitted under the new law or takes certain steps to require the partners to pay their tax on their allocable shares of the adjustment, it is possible that partnerships in which we directly or indirectly invest, including the Operating Partnership, would be required to pay additional taxes, interest and penalties as a result of an audit adjustment. We, as a direct or indirect partner of the Operating Partnership and other partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though` the Company, as a REIT, may not otherwise have been required to pay additional corporate-level tax. The changes created by these rules are significant for collecting tax in partnership audits and accordingly, there can be no assurance that these rules will not have a material adverse effect on us.

Entity Classification. The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income.

Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not receive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that section. A “publicly traded partnership” is any partnership (a) the interests in which are traded on an established securities market or (b) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Although units of our Operating Partnership are not traded on an established securities market, there is a significant risk that the right of a holder of such units to redeem the units for our common stock or, at our option, cash, could cause the units to be considered readily tradable on the substantial equivalent of a secondary market. If our Operating Partnership were a publicly traded partnership, it would be taxed as a corporation unless at least 90% of its gross income consisted of “qualifying income” under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income. We believe that our Operating Partnership has sufficient qualifying income so that it would be taxed as a partnership even if it were a publicly traded partnership. The income requirements applicable to us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause our Operating Partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.

If our Operating Partnership were taxable as a corporation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “—Requirements for Qualification— General—Asset Tests” and “—Gross Income Tests” below, and in turn could prevent us from qualifying as a REIT. See “—Failure to Qualify,” below, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is wholly-owned by a REIT, by other disregarded subsidiaries of the REIT or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT that have not elected to be taxed as corporations for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we or MHC Calco Trust hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us or MHC Calco Trust (for example, if any equity interest in the subsidiary is acquired by a person, including another REIT, other than us or another disregarded subsidiary of us) the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our or MHC Calco Trust’s ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries. A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate U.S. federal income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining its compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as fees for certain non-customary services to REIT tenants, nonqualifying hedging income or inventory sales). If dividends are paid to us by one or more of our TRSs, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “Taxation of Taxable U.S. Stockholders—Distributions.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Rents we receive that include amounts for services furnished by one of our TRSs to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (a) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (b) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (c) rents paid to us by tenants leasing at least 25% of the leasable space at the property that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (d) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service. We intend to structure any transactions with any of our TRSs on terms that we believe to be arm’s length to avoid incurring this 100% excise tax, but there can be no assurance that we will be able to avoid its application in all circumstances.

We have jointly made elections with several of our corporate subsidiaries for such subsidiaries to be treated as TRSs for U.S. federal income tax purposes. In addition, following the Company’s restructuring on February 27, 2004, MHC Trust, along with such corporate subsidiaries, made elections for those subsidiaries to be treated as TRSs of MHC Trust for U.S. federal income tax purposes. Following the liquidation of MHC Trust, the Company, along with such corporate subsidiaries, made elections for these subsidiaries to be treated as TRSs of the Company for U.S. federal income tax purposes. We and MHC Calco Trust may form additional TRSs in the future. To the extent that any such TRSs pay any taxes, they will have less cash available for distribution to us. If dividends are paid by TRSs to us, then the dividends we designate and pay to our individual U.S. stockholders, as defined below, up to the amount of dividends we receive from such entities, generally will be eligible to be taxed at the reduced 20% maximum U.S. federal rate applicable to qualified dividend income. See “—Taxation of Taxable U.S. Stockholders—Distributions.” Currently, we anticipate that our TRSs will retain their after tax income, subject to our compliance with the 20% asset test applicable to our aggregate ownership of TRSs, as discussed below under “—Asset Tests.”

Ownership of Subsidiary REITs. Following the acquisition of MHC T1000 Trust (“T1000”), by the Operating Partnership, T1000 elected to be taxed as a REIT commencing with its taxable year ended December 31, 2004. T1000 operated in such a manner as to qualify for taxation as a REIT under the Code for so long as T1000 was treated as a separate corporation for U.S. federal income tax purposes. On December 17, 2017, T1000 timely and properly elected to be disregarded as a separate entity from the Operating Partnership in a transaction that was treated as a taxable liquidation of T1000 into the Operating Partnership.

MHC Calco Trust has also operated, and intends to continue to operate, in such a manner as to qualify for taxation as a REIT under the Code. Distributions treated as received by the Company from MHC Calco Trust, as the case may be, that are treated as dividend income for U.S. federal income tax purposes (as opposed to tax-free returns of capital) will be qualifying income for purposes of both the 95% and 75% gross income test requirements applicable to the Company, and shares in MHC Calco Trust owned indirectly by the Company will be qualifying real estate assets for purposes of the REIT asset test requirements applicable to the Company, only to the extent that MHC Calco Trust qualifies for taxation as a REIT. See “—Gross Income Tests,” and “—Asset Tests.” The Company and MHC Calco Trust will make an annual protective joint election effective on or before the close of the first quarter of the calendar year, to treat MHC Calco Trust as a TRS of the Company for so long as such entity is treated as a separate corporation for U.S. federal income tax purposes. The protective TRS election is to be effective only if MHC Calco Trust were to fail to qualify as a REIT for the taxable year in which the protective TRS election is in place, and is not intended as a revocation of MHC Calco Trust’s election to qualify for taxation as a REIT. If MHC Calco Trust were to fail to qualify for taxation as a REIT in any taxable year in which such entity is treated as a separate corporation for U.S. federal income tax purposes, distributions received by the Company from MHC Calco Trust that are treated as dividend income for U.S. federal income tax purposes (as opposed to tax-free returns of capital) will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test, and shares in MHC Calco Trust owned indirectly by the Company will not be qualifying real estate assets for purposes of the REIT asset tests. Moreover, if MHC Calco Trust were to fail to qualify for taxation as a REIT for any taxable year, in which such entity is treated as a separate corporation for U.S. federal income tax purposes, the value of the stock or securities indirectly held by the Company in MHC Calco Trust would be included in the TRS asset test described above and would be treated as a nonqualifying asset for purposes of the REIT asset tests described below. Similarly, prior to its deemed liquidation in December 2017, the Company made protective TRS elections with respect to T1000 so that, if T1000 were to fail to qualify for taxation as a REIT, it would be treated as a TRS of the Company, which could prevent such failure from causing the Company to qualify as a REIT. Notwithstanding the foregoing, no assurance can be provided that a failure of MHC Calco Trust, or a prior failure of T1000, to qualify as a REIT could not adversely impact the Company’s qualification as a REIT. In addition, the Company has owned certain other subsidiary REITs in the past, and the Company’s qualification as a REIT in such prior years depended in part on the compliance of such subsidiary REITs with the applicable REIT requirements.

Gross Income Tests

In order to maintain qualification as a REIT, we and MHC Calco Trust annually must satisfy two gross income tests. First, at least 75% of our and MHC Calco Trust’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gain from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than income or gains with respect to debt instruments issued by public REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, at least 95% of our and MHC Calco Trust’s gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, including any limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Dividend Income. Dividends received (directly or indirectly) from a REIT, to the extent of the current and accumulated earnings and profits of the distributing REIT, will be qualifying income for purposes of both the 95% and 75% gross income tests. Distributions received (directly or indirectly) from TRSs or other corporations that are not REITs or qualified REIT subsidiaries will be classified as dividend income to the extent of the current and accumulated earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

Rents from Real Property. Rents received will qualify as “rents from real property” in satisfying the gross income tests described above only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease for the taxable year, then all of the rent attributable to such personal property will not qualify as rents from real property. We have received a ruling from the IRS that amounts we receive at certain of our marinas for use of dry dock storage facilities qualify as rents from real property for purposes of the REIT gross income test. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

In addition, in order for rents received by us or MHC Calco Trust to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales or being based on the net income of a tenant which derives substantially all of its income with respect to such property from the subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if earned directly by us or MHC Calco Trust. Moreover, for rents received to qualify as “rents from real property,” we or MHC Calco Trust generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income, or through a TRS, as discussed below. We or MHC Calco Trust are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we or MHC Calco Trust may directly or indirectly provide non-customary services to tenants of our properties if the gross income from such services does not exceed 1% of the total gross income from the property for the relevant taxable year. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not otherwise disqualify the income from treatment as rents from real property. If, however, the gross income from such non-customary services exceeds this 1% threshold, none of the gross income derived from the relevant property is treated as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we or MHC Calco Trust are permitted to provide services to tenants or others through a TRS without generally disqualifying the rental income received from tenants for purposes of the REIT income tests. Whether a service is provided by a TRS as opposed to by us or MHC Calco Trust generally depends on the surrounding facts. We provide certain non-customary services to certain tenants of our properties through our TRSs. However, no assurance can be provided that the IRS could not successfully assert that these services are provided by us or MHC Calco Trust, rather than a TRS, which could adversely impact our or MHC Calco Trust’s qualification with the REIT gross income tests.

Rental income will qualify as rents from real property only to the extent that we or MHC Calco Trust do not directly or constructively own, (a) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (b) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we or MHC Calco Trust own more than 10% of the total value or combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space. The IRS has held in certain private rulings that, where there is no other space at the property that is comparable to the space leased to the TRS, the rent paid by the TRS can be qualifying income if it is comparable to the rent paid by tenants of comparable spaces in the same geographic area as the property. Certain of the properties that we hold directly or through joint ventures lease space to our TRSs. We believe that at least 90% of these properties are generally leased to unrelated tenants and the rents paid by the TRSs with respect to these properties are substantially comparable to the rent paid by unrelated tenants for comparable space at the property or the rent paid by unrelated tenants for comparable space in the same geographic area as these properties. However, no assurance can be provided that the IRS could not successfully challenge these aspects of the leases to our TRSs. In certain instances we have leased space in our properties to a TRS that constitutes more than 10% of the leased space at the properties, and in these instances we treat the rental income from our TRS as nonqualifying income for purposes of the REIT gross income tests.

In the past, our Operating Partnership and T1000 net leased their membership campground properties to an independent operator in exchange for rental payments. In order for the rent payable under the lease to constitute “rents from real property,” the lease must be respected as a true lease for U.S. federal income tax purposes and not treated as a service contract, joint venture or some other type of arrangement. The determination of whether leases are true leases depends on an analysis of all the surrounding facts and circumstances. We and our Operating Partnership believe that the lease was properly treated as a true lease for U.S. federal income tax purposes. If the net lease were characterized as a service contract or partnership agreement, rather than as a true lease, part or all of the payments that our Operating Partnership and T1000 received as rent from the lessee may not be considered rent or may not otherwise have satisfied the requirements for qualification as “rents from real property.” In that case, we, MHC Trust, T1000 and MHC Calco Trust may not have been able to satisfy either the 75% or 95% gross income tests and, as a result, each could have failed to qualify as a REIT. Our Operating Partnership has since terminated this lease and has received advice from tax counsel that income received pursuant to the current right-to-use and membership contracts entered into in connection with its membership campgrounds property should not adversely impact each of our or MHC Calco Trust’s qualification as a REIT. However, no assurance can be provided that the IRS may not successfully challenge this conclusion.

Interest Income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we or MHC Calco Trust receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our or MHC Calco Trust’s income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by the real property for purposes of these rules. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person.

Foreign Investments. To the extent that we or MHC Calco Trust make investments or incur obligations in currencies other than the U.S. dollar, such investments may generate foreign currency gains and losses. Foreign currency gains are generally treated as income that does not qualify under the 95% or 75% gross income tests. Foreign currency gain that qualifies as “real estate foreign exchange gain” is excluded from both the 75% and 95% income tests, while income from foreign currency gains that qualifies as “passive foreign exchange gain” is excluded from the 95% income test, but is treated as non-qualifying income for the 75% income test.

“Real estate foreign exchange gain” is foreign currency gain attributable to (a) any item of income or gain which qualifies for purposes of the 75% income test; (b) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (c) becoming or being the obligor under debt obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes foreign currency gain attributable to a qualified business unit (“QBU”), of the REIT if the QBU meets the 75% income test for the taxable year and the 75% asset test at the close of each quarter of the taxable year that the REIT directly or indirectly owned an interest in the QBU. “Passive foreign exchange gain” includes all real estate foreign exchange gain plus foreign currency gain attributable to (a) any item of income or gain which qualifies for purposes of the 95% income test, (b) the acquisition or ownership of debt obligations and (c) becoming or being the obligor under debt obligations. The U.S. Treasury Department has the authority to expand the definition of real estate foreign exchange gain and passive foreign exchange gain to include other items of foreign currency gain. No assurance can be given that any foreign currency gains recognized by us or MHC Calco Trust directly or through pass-through subsidiaries will not adversely affect our or MHC Calco Trust’s ability to satisfy the REIT qualification requirements.

Failure to Satisfy the Gross Income Tests. We intend to monitor our and MHC Calco Trust’s sources of income, including any non-qualifying income received by us or MHC Calco Trust, so as to ensure our and MHC Calco Trust’s compliance with the gross income tests. If we or MHC Calco Trust fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we or MHC Calco Trust may still qualify as a REIT for the year if we or MHC Calco Trust are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of our company or MHC Calco Trust to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we or MHC Calco Trust set forth a description of each item of our or MHC Calco Trust’s gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with Treasury Regulations. It is not possible to state whether we or MHC Calco Trust would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us or MHC Calco Trust, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we or MHC Calco Trust fail to satisfy the particular gross income test.

Asset Tests

We and MHC Calco Trust, at the close of each calendar quarter, must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property), stock of other REITs (such as MHC Calco Trust), certain kinds of mortgage-backed securities and mortgage loans and debt instruments issued by publicly offered REITs, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value securing such mortgage, and personal property to the extent income from such personal property is treated as “rents from real property” because the personal property is rented in connection with a rental of real property and constitutes less than 15% of the aggregate property rented. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we or MHC Calco Trust may not own more than 10% of any one issuer’s outstanding securities, as measured by either (a) voting power, or the 10% voting test, or (b) value, or the 10% value test. Fourth, the aggregate value of all securities of TRSs held by us or MHC Calco Trust may not exceed 20% of the value of our or MHC Calco Trust’s gross assets. Fifth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.

The 5% and 10% asset tests do not apply to securities of TRSs, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% asset test described above. In addition, the 10% value test does not apply to certain “straight debt” and other excluded securities described in the Code, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (a) the debt is not convertible, directly or indirectly, into stock, (b) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code, and (c) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” as defined in the Code, hold any securities of the corporate or partnership issuer which: (i) are not straight debt or other excluded securities (prior to the application of this rule), and (ii) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for purposes of a partnership issuer, our interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, we and MHC Calco Trust will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we or MHC Calco Trust fail to satisfy the asset tests because we acquire securities during a quarter, we or MHC Calco Trust can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we or MHC Calco Trust fail the 5% asset test or the 10% vote or value asset tests at the end of any quarter, and such failure is not cured within 30 days, we or MHC Calco Trust may dispose of sufficient assets or otherwise come into compliance with such asset diversification requirements (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation, provided that the non-permitted assets do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. In addition, if we or MHC Calco Trust fail any of the asset tests (including a failure of the 5% and 10% asset tests) in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we or MHC Calco Trust are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test or otherwise coming into compliance with such asset diversification requirements (generally within six months after the last day of the quarter in which our or MHC Calco Trust’s identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate income tax rate (currently 21%) by the net income generated by the nonqualifying assets during the period in which we or MHC Calco Trust failed to satisfy the asset test.

We received a ruling from the IRS that loans made by the Operating Partnership to purchasers of factory built homes that are secured by the factory built home, and for which the Operating Partnership has the power to collect payment and foreclose upon default and are amounts collected for the use or forbearance of money and not for services rendered, will be treated as “real estate assets” for purposes of the REIT gross income and asset tests, and our allocable share of amounts received by the Operating Partnership as interest with respect to such loans will qualify as “interest on obligations secured by mortgages on real property” for purposes of the 75% gross income test, described above. In addition, we have received a ruling from the IRS that floating docks at certain of our marina properties qualify as interests in real property for purposes of the REIT gross asset tests because they are inherently permanent structures that are permanently affixed to the ground or other permanent structures. We believe that the properties and mortgage-related securities (including loans secured by factory built homes) held by the Operating Partnership generally will be qualifying assets for purposes of the 75% asset test. However, other debt instruments secured by non-real estate assets, or unsecured debt securities, may not be qualifying assets for purposes of the 75% asset test.

Moreover, values of some assets, such as the value of our TRSs, may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, if an investment in equity securities of a REIT issuer were determined by the IRS to represent debt securities of such issuer, such securities would also not qualify as real estate assets. Accordingly, there can be no assurance that the IRS will not contend that interests in our subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” for the taxable year (computed without regard to our deduction for dividends paid and by excluding our net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year, provided we pay such distribution with or before our first regular dividend payment after such declaration and during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

For taxable years prior to January 1, 2015, in order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they could not be “preferential dividends.” A dividend is not a preferential dividend if it is distributed pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in the organizational documents. These preferential dividend limitations will no longer apply to us during any period that we are treated as a publicly offered REIT, although they will continue to apply to MHC Calco Trust.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We and MHC Calco Trust intend to make distributions so that we and MHC Calco Trust are not subject to the 4% excise tax.

It is possible that we and MHC Calco Trust, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including the receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources, including sales of our stock. Both a taxable stock distribution and sale of stock resulting from such distribution could adversely affect the price of our stock.

The IRS issued Revenue Procedure 2017-45, authorizing elective stock dividends to be made by public REITs. Pursuant to this revenue procedure, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective stock dividend as a distribution of property under Section 301 of the Code (i.e., as a dividend to the extent of our earnings and profits), as long as at least 20% of the total dividend is available in cash and certain other requirements of outlined in the revenue procedure are met.

We and MHC Calco Trust may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Tax on Built-In Gains

If we acquire appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, or a carry-over basis transaction, and if we subsequently dispose of any such assets during the 5 year period following the acquisition of the assets from the subchapter C corporation, we will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were acquired by us over the basis of such assets on such date, which we refer to as built-in gains. However, the built-in gains tax will not apply if the subchapter C corporation elects to be subject to an immediate tax when the asset is acquired by us. Gain from the sale of property which we acquired in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code is generally excluded from the application of this built-in gains tax.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as described below) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument in the REIT. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives, so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be treated as in the ordinary course of business. However, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as inventory or property held primarily for sale to customers or that certain safe-harbor provisions of the

Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property by a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

The Code provides a safe harbor that, if met, allows us to avoid being treated as engaged in a prohibited transaction with respect to the sale of a property. In order to meet the safe harbor, among other things, (a) we must have held the property for at least two years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for two years for the production of rental income), (b) we capitalized expenditures on the property in the two years preceding the sale that do not exceed 30% of the net selling price of the property, and (c) (i) we have seven or fewer sales of property (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Code applies (involuntary conversions)) for the year of sale, (ii) the aggregate adjusted bases of properties (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Code applies (involuntary conversions)) sold by us during the taxable year is 10% or less of the aggregate adjusted bases of all of our assets as of the beginning of the taxable year, (iii) the aggregate fair market value of properties (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Code applies (involuntary conversions)) sold by us during the taxable year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, or (iv) we satisfy clause (ii) or (iii), applied by substituting 20% for 10%, provided that the average percentage (of aggregate adjusted bases or fair market value, as applicable) for the current and prior two taxable years does not exceed 10%. For purposes of applying the safe harbor, the sale of more than one property to one buyer as part of one transaction constitutes one sale.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (a) that is acquired by a REIT as a result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by such property, (b) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (c) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT.

Failure to Qualify

In the event that we or MHC Calco Trust violate a provision of the Code that would result in our or MHC Calco Trust’s failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (a) the violation is due to reasonable cause and not due to willful neglect, (b) we pay a penalty of $50,000 for each failure to satisfy a REIT qualification requirement and (c) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our or MHC Calco Trust’s disqualification as a REIT for violations due to reasonable cause and not due to willful neglect. If we or MHC Calco Trust fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we or MHC Calco Trust will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of our current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our non-corporate U.S. stockholders (as defined below) will generally be taxable at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we or MHC Calco Trust are entitled to relief under the specific statutory provisions, we or MHC Calco Trust will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of certain U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (a) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions. Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock.

Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to non-corporate U.S. stockholders who receive dividends from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, pursuant to Section 199A of the Code, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Pursuant to Treasury Regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. stockholder must meet two holding period-related requirements. First, the U.S. stockholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, shareholders of RICs may also be entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of the Company for the taxable year, without regard to the period for which the U.S. stockholder has held its stock.

To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of non-corporate U.S. stockholders, and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for non-corporate U.S. stockholders, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, estates or trusts, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders at the rates applicable to long-term capital gains, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)

the qualified dividend income received by us during such taxable year from subchapter C corporations (including dividends from TRSs which are subject to U.S. federal income tax, provided that we designate such dividends as qualified dividend income);

(b)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over our U.S. federal income tax with respect to such undistributed REIT taxable income; and

(c)

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a subchapter C corporation over the U.S. federal income tax paid by us with respect to such built-in gain;

provided that, in no case may the amount we designate as qualified dividend income exceed the amount we distribute to our stockholders as dividends with respect to the taxable year.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic subchapter C corporation, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our stock will be subject to a maximum U.S. federal income tax rate of 20%, if our stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 37%) if our stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Holders are advised to consult with their own tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. Although these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Contribution Tax. Taxable non-corporate U.S. stockholders will generally be required to pay an additional 3.8% Medicare tax on their “net investment income” (including dividends on and gains from the sale or other disposition of our company’s stock), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds. Prospective taxable non-corporate U.S. stockholders should consult their own tax advisors regarding the application and effect of this tax, if any, on an investment in our company’s stock.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (a) a tax-exempt U.S. stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (b) our stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (a) is described in Section 401(a) of the Code, and (b) is tax exempt under Section 501(a) of the Code, or a qualified pension trust, that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (a) either (i) at least one qualified pension trust owns more than 25% of the value of our stock, or (ii) one or more qualified pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of such stock; and (b) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities) by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock applicable to non-U.S. stockholders of our stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our stock that is not a U.S. stockholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests, not attributable to our net capital gains, and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions. Unless (a) our stock constitutes a U.S. real property interest (a “USRPI”), or (b) either (i) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder and if required by an applicable income tax treaty is attributable to a permanent establishment or fixed base maintained by the U.S. stockholder in the United States (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain from U.S. sources for the year as reduced or eliminated by an applicable income tax treaty), distributions by us which are not out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

If our company’s stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits unless an appropriate exemption certificate is provided. As discussed below, we expect that our stock will not be treated as a USRPI in the hands of a non-U.S. stockholder who holds less than 10% of our common stock. Non-U.S. stockholders that are treated as “qualified foreign pension funds” and “qualified shareholders” (except with respect to certain “applicable investors” of a “qualified shareholder,” as discussed below) are exempt from U.S. federal income and applicable withholding taxes under FIRPTA on such distributions by us.

Because it will not generally be possible for us to determine the extent to which a distribution will be from our current or accumulated earnings and profits at the time the distribution is made, we intend to withhold and remit to the IRS 30% of distributions to non-U.S. stockholders (other than distributions that are deemed to be attributable to USRPI capital gains, as described in greater detail below) unless (a) a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate with us; or (b) the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business. However, if we determine that any of our stock held by a non-U.S. stockholder is likely to be treated as a USRPI, we intend to withhold and remit to the IRS at least 15% of distributions on such stock even if a lower rate would apply under the preceding discussion.

Capital Gain Dividends. Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 21% of the amount of any distribution to the extent it is attributable to USRPI capital gains. Distributions to a non-U.S. corporate shareholder subject to FIRPTA may also be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable income tax treaty). However, the 21% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States as defined by applicable Treasury Regulations if the

non-U.S. stockholder did not own more than 5% of such class of stock at any time during the taxable year. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. In addition, non-U.S. stockholders that are treated as “qualified foreign pension funds” and “qualified shareholders” (except with respect to certain “applicable investors” of a “qualified shareholder,” as discussed below) are exempt from income and withholding taxes applicable under FIRPTA on distributions from us to the extent attributable to USRPI capital gains.

A distribution is not attributable to USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not attributable to USRPI capital gains are generally not subject to the FIRPTA rules described above, but instead are subject to the rules relating to ordinary dividends described above, unless either (a) the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of the stockholder in the United States (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (b) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain from U.S. sources for the year, unless reduced or eliminated by an applicable income tax treaty).

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom, an amount equal to its proportionate share of the tax paid by us on such undistributed capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by us were to exceed its actual U.S. federal income tax liability, and the non-U.S. stockholder timely files an appropriate claim for refunds.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our stock will not be generally treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. However, we expect that more than 50% of our assets will consist of interests in real property located in the United States.

Notwithstanding the foregoing, our stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding stock is held directly or indirectly by non-U.S. stockholders. For this purpose, a REIT may generally presume that any lass of the REIT’s stock that is “regularly traded,” as defined by the applicable Treasury Regulations, on an established securities market located in the United States is held by U.S. persons, except in the case of holders of 5% or more of such class of stock, and except to the extent that the REIT has actual knowledge that such stock is held by non-U.S. persons. In addition, certain look-through and presumption rules apply for these purposes to any stock of a REIT that is held by a RIC or another REIT. We believe we are, and we expect to continue to be, a domestically controlled REIT and, therefore, the sale of our stock should not be subject to taxation under FIRPTA. However, because our stock is publicly traded, we cannot assure our investors that we are or will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) our stock owned is of a class that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States, and (b) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period. In addition, even if we do not qualify as a domestically controlled REIT and our common stock is not regularly traded on an established securities market located in the United States, non-U.S. stockholders that are treated as “qualified foreign pension funds” and “qualified shareholders” (except with respect to certain “applicable investors” of a “qualified shareholder”) are exempt from tax under FIRPTA on the sale of our common stock.

Specific “wash sales” rules applicable to sales of stock in a domestically controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically controlled REIT. These rules would apply if a non-U.S. stockholder (a) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, (b) acquires, or enters into a contract or option to acquire, other shares of our common stock during the 61-day period that begins 30 days prior to such ex-dividend date, and (c) if our common stock is regularly traded on an established securities market in the United States, the non-U.S. stockholder owns at least 5% of our common stock at any time during the one-year period ending on the date of such distribution.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax (and a special alternative minimum tax in the case of non-resident alien individuals), and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of the stockholder in the United States, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of our shares by a “qualified foreign pension fund” that holds such shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (a) which is created or organized under the law of a country other than the United States, (b) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees or self-employed individuals (or persons designated by such employees) of one or more employers in consideration for services rendered, (c) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (d) which is subject to government regulation and with respect to which information about its beneficiaries is reported or is otherwise available to the relevant tax authorities in the country in which it is established or operates, and (e) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Qualified Shareholders. Stock of a REIT held (directly or through partnerships) by a “qualified shareholder”, as defined below, will not constitute a USRPI, and capital gain dividends from such a REIT will not be treated as gain from sale of a USRPI, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT. However, certain “applicable investors” of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (a) either (i) is eligible for the benefits of a comprehensive income tax treaty with the United States which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or (ii) is a non-U.S. partnership that is created or organized under non-U.S. law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (b) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (c) maintains records on the identity of each person who, at any time during the non-U.S. person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (a), above.

Foreign Account Tax Compliance Act

Federal legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. shareholders who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. Under Treasury Regulations, a 30% withholding tax is imposed on payments made with respect to dividends on our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (a) the foreign financial institution undertakes certain diligence and reporting obligations or (b) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement this legislation comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the stockholder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such stockholder and the tax withheld with respect to such dividends, regardless of whether withholding was required.

Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the stockholder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Non-U.S. Taxes

We and our subsidiaries and stockholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We own interests in properties located in a number of jurisdictions and may be required to file tax returns in certain of those jurisdictions. The state, local or non-U.S. tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their own tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our company’s stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect us and our stockholders. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to us or our stockholders will change.

SELLING SECURITY HOLDERS

This prospectus also relates to the possible resale by certain of our selling security holders. One or more selling security holders to be identified by the applicable prospectus supplement, post-effective amendment or incorporated by reference from our periodic or current reports may sell, under this prospectus and any applicable prospectus supplements, securities issued or to be issued to them by us. The selling security holders shall not sell any securities pursuant to this prospectus until we have identified such selling security holders and the securities being offered for resale by such selling security holders as described above. However, the selling security holders may sell or transfer all or a portion of their securities pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents, on a continuous or delayed basis, or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities, including but not limited to at-the-market equity offerings, will be named in the applicable prospectus supplement. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. If we do not name a firm in the prospectus supplement, the firm may not directly or indirectly participate in any underwriting of those securities, although it may participate in the distribution of securities under circumstances entitling it to a dealer’s allowance or agent’s commission. In addition, we may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Our offered securities, including, without limitation, shares of common stock and preferred stock, may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the selling security holders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use common stock received from us to close out or hedge its short positions;

•	sell securities short and redeliver such securities to close out or hedge our short positions;

•

enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

For each offering of the securities hereunder, the accompanying prospectus supplement or other offering materials will describe the specific plan, including: (a) the terms of the offering and the specific plan of distribution; (b) the name or names of any underwriters, dealers, agents or direct purchasers; (c) the purchase price of the Securities; (d) any delayed delivery arrangements; (e) any commissions paid to agents and any underwriting discounts, commissions or other items constituting underwriters’ compensation; (f) any discounts or concessions allowed or reallowed or paid to dealers; and (g) any other applicable terms of the specific offering.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation or commission paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

Unless we specify otherwise in the applicable prospectus supplement, any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time without notice.

Underwriters, dealers and agents may be entitled, under agreements entered into with us or the Operating Partnership, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

The underwriters, dealers, agents and their affiliates may be customers of, engage in transactions with and perform services for us and the Operating Partnership and its subsidiaries in the ordinary course of business.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our shares of common stock are listed on the NYSE under the symbol “ELS.” Any securities that we issue, other than our shares of common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which such securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Sales by Selling Security Holders

Selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees or other successors in interest of any named selling security holder (including, but not limited to, persons who receive securities from a named selling security holder as a gift, partnership distribution or other nonsale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to selling security holders in this prospectus. Selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through the distribution of the securities by any selling security holder to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any selling security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The selling security holders may also transfer the securities by gift.

Selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

Selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

Selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. Selling security holders may agree to indemnify us, other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. Selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We cannot assure you that selling security holders will sell all or any portion of the securities offered hereby.

We will supply selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the applicable prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Morrison & Foerster LLP, New York, New York. Certain U.S. federal income tax matters will be passed upon for us by Clifford Chance US LLP, New York, New York. Additional legal matters may be passed upon for us, the selling security holders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. We maintain a website at www.equitylifestyleproperties.com. Our reference to our website is intended to be an inactive textual reference only. The information on our website is not, and you must not consider the information to be, a part of, or incorporated by reference into, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the securities, reference is made to the registration statement and the information incorporated by reference herein. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period

Annual Report on Form 10-K (File No. 001-11718)	Year ended December 31, 2023

Document	Period

Current Reports on Form 8-K (File No. 001-11718)	January 22, 2024 (with respect to Item 4.02 only)
January 30, 2024 (with respect to Item 8.01 only)
February 8, 2024
February 9, 2024

Document	Period

Definitive Proxy Statement on Schedule 14A (File No. 001-11718)	March 15, 2023 (but only with respect to information required by Part III of our Annual Report on Form 10-K/A for the year ended December 31, 2022)

Document	Period

Description of our common stock in the Registration Statement on Form 8-A
(File No. 001-11718)	February 9, 1993
Description of our common stock in the Registration Statement on Form 8-A/A
(File No. 001-11718)	February 22, 1993

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. References in this prospectus to documents incorporated by reference shall also include documents deemed to be incorporated by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated herein by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Equity LifeStyle Properties, Inc., Attention: Investor Relations, Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, telephone number: 1-800-247-5279, email: investor_relations@equitylifestyle.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered other than underwriting discounts and commissions, all of which are being borne by the registrant.

SEC registration fee*	$	*
Printing and engraving expenses**	$	**
Legal fees and expenses**	$	**
Accounting fees and expenses**	$	**
Miscellaneous**	$	**
Total	**

*

In accordance with Rule 456(b) and 457(r) as set forth in footnote (2) to the “Calculation of Filing Fees” table attached as Exhibit 107 to this registration statement, we are deferring payment of the registration fee for the securities.

**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter, as amended from time to time, contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, advance reasonable expenses to each person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of our company, or is or was serving, at our request, as a director, officer, agent, partner, employee or trustee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether conducted for profit or not.

The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses upon the corporation’s receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by or on behalf of the director or officer to repay the amounts advanced by the corporation if it shall ultimately be determined that the standard of conduct was not met. Our bylaws also permit us to provide indemnification and advance of expenses to any employee or agent of our company. Finally, the MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all reasonable related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all reasonable expenses incurred by such persons seeking to enforce their rights under the indemnification agreements and may cover our directors and executive officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to our directors and executive officers and such other persons that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our Board of Directors or the stockholders to eliminate the rights it provides.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

In reviewing the agreements included as exhibits to this registration statement, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this registration statement and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

EXHIBIT INDEX

Exhibit Number	Description

1.1(a)	Form of Underwriting Agreement, if applicable

3.1(b)	Articles of Amendment and Restatement of Equity LifeStyle Properties, Inc. effective May 15, 2007.

3.2(c)	Articles of Amendment of Equity LifeStyle Properties, Inc. effective November 26, 2013.

3.3(d)	Articles of Amendment of Equity LifeStyle Properties, Inc, effective May 2, 2019.

3.4(e)	Articles of Amendment of Equity LifeStyle Properties, Inc, effective May 4, 2020.

3.5(f)	Fourth Amended and Restated Bylaws effective July 25, 2023.

3.8(g)	Form of Articles Supplementary for Preferred Stock

4.1(h)	Form of Specimen Stock Certificate Evidencing the Common Stock of the Company, par value $.01 per share.

4.2(a)	Form of Depositary Agreement.

4.3(a)	Form of Depositary Receipt.

4.4(a)	Form of Warrant Agreement.

4.5(a)	Form of Rights Agreement.

4.6(a)	Form of Purchase Contract.

4.7(a)	Form of Unit Agreement.

5.1	Opinion of Morrison & Foerster LLP with respect to the legality of the securities being registered, filed herewith.

8.1	Opinion of Clifford Chance US LLP with respect to tax matters, filed herewith.

23.1	Consent of Ernst & Young LLP, filed herewith.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

23.3	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

24.1	Power of Attorney (included on signature page).

107	Filing Fee Table, filed herewith.

(a)	To be filed by amendment or incorporated by reference in connection with the offering of securities.
(b)	Included as an exhibit to the Company’s Report on Form 8-K filed May 22, 2007.
(c)	Included as an exhibit to the Company’s Report on Form 8-K filed November 26, 2013.
(d)	Included as an exhibit to the Company’s Report on Form 8-K filed May 2, 2019.
(e)	Included as an exhibit to the Company’s Report on Form 8-K filed May 4, 2020.
(f)	Included as an exhibit to our Report on Form 8-K filed July 28, 2023.
(g)	Included as an exhibit to our Report on Form 8-K filed February 25, 2020.
(h)	Included as an exhibit to the Company’s Form S-3 Registration Statement filed on May 6, 2009, File No. 333-159014.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement; provided, however, that

(A)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 27 day of February, 2024.

EQUITY LIFESTYLE PROPERTIES, INC.
Date: February 27, 2024

	By:	/s/ Paul Seavey
Paul Seavey Executive Vice President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marguerite Nader, Paul Seavey and Adam Leonardi, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement, and any and all amendments thereto (including post- effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Marguerite Nader Marguerite Nader	President, Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2024

/s/ Paul Seavey Paul Seavey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2024

/s/ Valerie Henry Valerie Henry	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 27, 2024

/s/ Thomas P. Heneghan Thomas P. Heneghan	Chairman of the Board	February 27, 2024

/s/ Andrew Berkenfield Andrew Berkenfield	Director	February 27, 2024

/s/ Derrick Burks Derrick Burks	Director	February 27, 2024

/s/ Philip C. Calian Philip C. Calian	Director	February 27, 2024

/s/ David J. Contis David J. Contis	Director	February 27, 2024

/s/ Constance Freedman Constance Freedman	Director	February 27, 2024

/s/ Radhika Papandreou Radhika Papandreou	Director	February 27, 2024

/s/ Scott Peppet Scott Peppet	Director	February 27, 2024

/s/ Sheli Z. Rosenberg Sheli Z. Rosenberg	Director	February 27, 2024